HEI Exhibit 99

November 2, 2009

Contact:	Shelee M.T. Kimura	(808) 543-7384 Telephone
	Manager, Investor Relations & Strategic Planning	(808) 203-1164 Facsimile
E-mail: skimura@hei.com

AGGRESSIVE COST CONTROL HELPS HEI’S THIRD QUARTER EARNINGS

HONOLULU — Hawaiian Electric Industries, Inc. (NYSE—HE) today reported consolidated net income for common stock for the third quarter of 2009 of $33.5 million, or $0.37 per share, compared to $37.3 million, or $0.44 cents per share for the third quarter of 2008.

“Given our expectations at the outset of the quarter for continued difficult economic conditions and delays in the regulatory process, our operating companies instituted disciplined efforts to control costs which contributed commendably to mitigating these effects and we are pleased with our companies’ overall performance,” said Constance H. Lau, HEI president and chief executive officer.

“At the utility, predominately short-term cost deferrals and reductions are helping us offset these challenges. In addition, kilowatthour sales benefited from more normal weather conditions than we saw in the first half of the year. At the bank, net income was down quarter over quarter but up significantly from the second quarter of 2009. In addition, the bank continued to make significant strides in its performance improvement initiative to reduce its cost structure that are helping offset elevated credit expenses during this difficult credit cycle,” said Lau.

Hawaiian Electric Industries, Inc. News Release

November 2, 2009

UTILITY RESULTS

Electric utility net income for common stock for the third quarter of 2009 was $26.5 million compared with $25.9 million in the third quarter of 2008. “Interim rate relief and cost control efforts enabled the utility to produce slightly better results quarter over quarter, although returns remain significantly below allowed returns,” said Lau.

On August 3rd, the Public Utilities Commission of the State of Hawaii (PUC) approved the implementation of a partial interim increase of $61.1 million, or 4.7%, in HECO’s 2009 test year rate case proceeding, which contributed $5.8 million quarter over quarter to utility net income.

Kilowatthour sales were down 0.8% compared with the same quarter of 2008, reducing utility net income by an estimated $1.1 million. “Sales continue to be impacted by difficult economic conditions and continuing positive efforts by Hawaii residents and businesses to conserve energy, partly offset by warmer and more humid weather,” said Lau.

Operations and maintenance expenses (O&M) were up $0.4 million or 0.4% quarter over quarter. Included in third quarter 2008 O&M were $9.5 million of demand-side management program (DSM) costs that were recovered through a surcharge. The energy efficiency DSM programs were transferred to a third-party administrator at the end of the second quarter of 2009, and thus, there was only $2.4 million in costs related to DSM programs in the third quarter of 2009. The remaining difference in quarter over quarter O&M includes operating costs for the new Oahu CT-1 unit, increased spending in support of renewable initiatives, expenses to support our aging infrastructure and higher employee benefit costs. “Due to short-term, aggressive cost containment measures and

Hawaiian Electric Industries, Inc. News Release

November 2, 2009

project deferrals taken in the third quarter in response to delays in the regulatory process, the year-to-date O&M increase of 8% compared favorably with the 10% annual increase we estimated at the end of the second quarter. We now expect O&M for 2009 to increase by approximately 6% compared with 2008, improved from the 13% and 10% annual increases we estimated at the end of the first and second quarters, respectively. While a small portion of these reductions are sustainable, the majority of the reductions are temporary cost containment efforts which cannot be sustained long-term without impacting operations,” said Lau.

On September 30th, the company’s Maui County subsidiary filed a 2010 test year rate case, requesting an overall revenue increase of $28.2 million, or 9.7%. The request is based on a 10.75% return on common equity and 8.57% return on rate base. Based on the filing date, the statutory deadline for an interim decision from the Hawaii PUC expires in the third quarter of 2010.

BANK RESULTS

Bank net income for the third quarter of 2009 was $11.3 million, compared to $4.0 million in the second quarter of 2009 and $15.4 million for the same quarter last year.

“This has been a challenging year for financial institutions and our bank’s results continue to be impacted by the difficult credit cycle. We continue to make significant strides in our performance improvement initiative, helping offset currently elevated credit expenses and improve the bank’s cost structure and earnings power in the long-term. In addition, the bank continues to be well capitalized with a strong Tier-1 core leverage ratio of 9.1% at the end of the quarter,” said Lau.

Hawaiian Electric Industries, Inc. News Release

November 2, 2009

Net interest income in the third quarter of 2009 was $50.5 million compared to $52.3 million in the third quarter of 2008. Lower average earning asset balances and yields were partially offset by lower funding costs. Net interest margin grew to 4.23% in the third quarter of 2009, compared with 4.16% in the second quarter of 2009 and 4.08% in the third quarter of 2008.

The bank recorded a $5.2 million provision for loan losses for the third quarter of 2009 compared with $13.5 million in the second quarter of 2009 and $2.0 million in the third quarter of 2008. The majority of the provision in the third quarter of 2009 reflected an increase in nonperforming residential lot loans and 1-4 family mortgages. A large component of the second quarter 2009 provision related to a large single commercial credit which was partially charged-off. This credit was sold in September 2009 for a pre-tax gain of $3.0 million and was included in bank noninterest income.

Noninterest income for the third quarter of 2009 was $11.9 million, compared with $13.0 million for the second quarter of 2009 and $16.7 million in the third quarter of 2008. Third quarter 2009 noninterest income was reduced by $9.9 million for the other-than-temporary-impairment of certain private-issue mortgage-related securities, compared with $5.6 million in the second quarter of 2009 and none in the third quarter of 2008. Excluding the effects of the other-than-temporary impairment charges in the third and second quarters of 2009 and the gain on sale of a single commercial credit in the third quarter of 2009, the increases in adjusted noninterest income were 13% quarter over quarter and 1% over the

Hawaiian Electric Industries, Inc. News Release

November 2, 2009

second quarter1. These increases reflect increases in deposit fees and gains on sales of residential loans.

Noninterest expense for the third quarter of 2009 was $39.6 million, compared with $44.4 million in the second quarter of 2009 and $42.4 million for the same period in 2008. On an adjusted basis, noninterest expense decreased by $5.1 million quarter over quarter and $1.8 million over the second quarter of 2009, reflecting progress in the bank’s efforts to reduce its cost structure.1 “The bank’s performance improvement project remains on track toward its goal of reducing annualized adjusted noninterest expense to $140-$145 million by the end of 2010,” said Lau.1

HOLDING AND OTHER COMPANIES’ RESULTS

The holding and other companies’ net losses were $4.4 million in the third quarter of 2009, relatively flat compared with $4.1 million in the third quarter of 2008.

WEBCAST AND TELECONFERENCE

Hawaiian Electric Industries, Inc. will conduct a webcast and teleconference call to review its third quarter 2009 earnings on Monday, November 2, 2009, at 3:00 a.m. Hawaii time (8:00 a.m. Eastern time). The event can be accessed through HEI’s website at http://www.hei.com or by dialing (800) 659-2032, passcode: 86467264 for the teleconference call.

An online replay of the webcast will be available at the same website beginning about two hours after the event. Replays of the teleconference call will also be available approximately two hours after the event through November 16, 2009, by dialing

[1]	Refer to page 18 of the accompanying schedules of this release for a reconciliation of noninterest income and expense based on U.S. generally accepted accounting principles to adjusted noninterest income and expense.

Hawaiian Electric Industries, Inc. News Release

November 2, 2009

(888) 286-8010, passcode: 44997988.

HEI supplies power to over 400,000 customers or 95% of Hawaii’s population through its electric utilities, Hawaiian Electric Company, Inc., Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited and provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, F.S.B., one of Hawaii’s largest financial institutions.

EXPLANATION OF HEI’S USE OF CERTAIN UNAUDITED NON-GAAP FINANCIAL MEASURES

HEI and bank management use certain non-GAAP measures in their evaluation of the bank’s performance and believe the presentations of such financial measures on this basis provide useful supplemental information and a clearer picture of the bank’s operating performance, and are a better indicator of the bank’s ongoing core operating activities. Management also uses such measures to assist investors/analysts in better understanding the bank’s progress on the execution of its process improvement initiative. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of others in the financial services industry.

Management utilizes non-GAAP financial measures of noninterest income and expense in the calculation of certain of the bank’s metrics/ratios, such as (i) efficiency, (ii) pretax, preprovision income, and (iii) return on average assets to analyze on a consistent basis and over a longer period of time the performance of the bank’s core operating activities. Management also annualizes the non-GAAP measure of noninterest expense by multiplying such measure by 4 to develop an estimate of adjusted noninterest expense for a year-long

Hawaiian Electric Industries, Inc. News Release

November 2, 2009

period. This annualized adjusted noninterest expense metric (non-GAAP measure) may not reflect actual results.

Certain reconciling items—real estate transactions, professional services, FISERV conversion costs, severance, technology write-offs, prepayment penalty on early extinguishment of debt, and a loss on sale of Bishop Insurance Agency—are being incurred pursuant to the bank management’s performance improvement initiative which was announced in June 2008 and is expected to conclude by the end of 2010. These costs are being incurred with the objective of increasing the bank’s operating efficiency and profitability. Accordingly, bank management believes that these costs will remain temporarily elevated while the performance improvement project is being executed and will be reduced or eliminated once the project has ended. See schedule on page 18 of this release for a tabular reconciliation between the bank’s GAAP and non-GAAP measures.

Reported noninterest income is being adjusted by a gain on sale of a commercial loan. Bank management believes that it would not be appropriate to assume that the bank would realize material gains on a quarterly basis.

Likewise, bank management also adds back to noninterest income charges related to the other-than-temporary impairment (OTTI) of mortgage-related securities because of the material nature of the charge and the unpredictability of when those charges might occur in the future. The bank incurred material OTTI in the fourth quarter of 2008 and the second and third quarters of 2009, impacting the comparability of noninterest income for those quarters with the linked quarters and the same quarters of the previous year. Management believes that adjusting noninterest income to exclude the effects of OTTI helps the comparability of noninterest income quarter to quarter and quarter over quarter.

Hawaiian Electric Industries, Inc. News Release

November 2, 2009

Lastly, management adjusts noninterest expense to exclude a special assessment levied by the Federal Deposit Insurance Corporation (FDIC) pursuant to the FDIC’s plan to recapitalize the deposit insurance fund. While the FDIC may make future special assessments pursuant to this plan, in September 2009, it proposed a restoration plan that requires banks to prepay estimated quarterly assessments for the fourth quarter of 2009 and for all of 2010, 2011 and 2012. Such prepaid assessments would be amortized over these periods. In any event, bank management believes that it would not be appropriate to assume that the bank would incur these special assessments on a quarterly basis. Further, excluding the FDIC charge is consistent with the financial measures used by other banks and enhances the comparison of operating performance.

Limitations associated with utilizing non-GAAP measures are the risks of disagreement over the appropriateness of adjustments comprising these measures and that other companies might calculate these measures differently. Management addresses these limitations by providing detailed reconciliations between GAAP information and non-GAAP measures. See reconciliation on page 18.

FORWARD-LOOKING STATEMENTS

This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as expects, anticipates, intends, plans, believes, predicts, estimates or similar expressions. In addition, any statements concerning future financial performance (including future revenues, expenses, earnings or losses or growth rates), ongoing business strategies or prospects and possible future actions, which may be provided by management, are also forward-looking statements. Forward-looking statements are based on current

Hawaiian Electric Industries, Inc. News Release

November 2, 2009

expectations and projections about future events and are subject to risks, uncertainties and assumptions about HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.

Forward-looking statements in this release should be read in conjunction with the “Forward-Looking Statements” discussion (which is incorporated by reference herein) set forth on pages iv and v of HEI’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, and in HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. Forward-looking statements speak only as of the date of this release.

###

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,		Twelve months ended September 30,
(in thousands, except per share amounts)	2009	2008	2009	2008	2009	2008
Revenues
Electric utility	$548,440	$827,788	$1,460,654	$2,139,798	$2,181,206	$2,738,107
Bank	71,947	87,675	229,478	279,469	308,562	387,471
Other	(74)	(32)	(121)	(164)	60	1,696

	620,313	915,431	1,690,011	2,419,103	2,489,828	3,127,274

Expenses
Electric utility	494,268	775,941	1,343,250	1,981,572	2,030,669	2,522,443
Bank	54,258	62,983	189,162	262,406	258,357	343,067
Other	3,148	2,378	9,247	8,648	14,770	13,422

	551,674	841,302	1,541,659	2,252,626	2,303,796	2,878,932

Operating income (loss)
Electric utility	54,172	51,847	117,404	158,226	150,537	215,664
Bank	17,689	24,692	40,316	17,063	50,205	44,404
Other	(3,222)	(2,410)	(9,368)	(8,812)	(14,710)	(11,726)

	68,639	74,129	148,352	166,477	186,032	248,342

Interest expense–other than on deposit liabilities and other bank borrowings	(19,678)	(19,345)	(55,421)	(56,780)	(74,783)	(75,954)
Allowance for borrowed funds used during construction	1,118	967	4,467	2,564	5,644	3,276
Allowance for equity funds used during construction	2,628	2,426	10,353	6,432	13,311	7,881

Income before income taxes	52,707	58,177	107,751	118,693	130,204	183,545
Income taxes	18,753	20,425	36,977	40,892	45,063	64,689

Net income	33,954	37,752	70,774	77,801	85,141	118,856
Less net income attributable to noncontrolling interest-preferred stock of subsidiaries	471	471	1,417	1,417	1,890	1,887

Net income for common stock	$33,483	$37,281	$69,357	$76,384	$83,251	$116,969

Basic earnings per common share	$0.37	$0.44	$0.76	$0.91	$0.93	$1.40

Diluted earnings per common share	$0.37	$0.44	$0.76	$0.91	$0.92	$1.39

Dividends per common share	$0.31	$0.31	$0.93	$0.93	$1.24	$1.24

Weighted-average number of common shares outstanding	91,522	84,625	91,173	84,052	89,959	83,788

Adjusted weighted-average shares	91,653	84,842	91,278	84,182	90,072	83,906

Income (loss) by segment
Electric utility	$26,514	$25,932	$56,141	$77,949	$70,167	$106,127
Bank	11,323	15,405	26,226	11,888	32,165	29,086
Other	(4,354)	(4,056)	(13,010)	(13,453)	(19,081)	(18,244)

Net income for common stock	$33,483	$37,281	$69,357	$76,384	$83,251	$116,969

This information should be read in conjunction with the consolidated financial statements and the notes thereto for the year ended December 31, 2008 (included in HEI’s Form 8-K dated June 9, 2009) and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(dollars in thousands)	September 30, 2009	December 31, 2008
Assets
Cash and equivalents	$257,331	$182,903
Federal funds sold	1,708	532
Accounts receivable and unbilled revenues, net	252,186	300,666
Available-for-sale investment and mortgage-related securities	623,104	657,717
Investment in stock of Federal Home Loan Bank of Seattle	97,764	97,764
Loans receivable, net	3,758,898	4,206,492
Property, plant and equipment, net of accumulated depreciation of $1,918,984 and $1,851,813	3,052,209	2,907,376
Regulatory assets	535,287	530,619
Other	344,336	328,823
Goodwill, net	82,190	82,190

	$9,005,013	$9,295,082

Liabilities and stockholders’ equity
Liabilities
Accounts payable	$182,943	$183,584
Deposit liabilities	4,047,940	4,180,175
Other bank borrowings	367,884	680,973
Long-term debt, net—other than bank	1,364,784	1,211,501
Deferred income taxes	162,452	143,308
Regulatory liabilities	282,239	288,602
Contributions in aid of construction	315,455	311,716
Other	825,115	871,476

	7,548,812	7,871,335

Stockholders’ equity
Common stock, no par value, authorized 200,000,000 shares; issued and outstanding: 92,014,738 shares and 90,515,573 shares	1,254,893	1,231,629
Retained earnings	199,118	210,840
Accumulated other comprehensive loss, net of tax benefits	(32,103)	(53,015)

Common stock equity	1,421,908	1,389,454
Preferred stock, no par value, authorized 10,000,000 shares; issued: none	—	—
Noncontrolling interest: cumulative preferred stock of subsidiaries - not subject to mandatory redemption	34,293	34,293

	1,456,201	1,423,747

	$9,005,013	$9,295,082

This information should be read in conjunction with the consolidated financial statements and the notes thereto for the year ended December 31, 2008 (included in HEI’s Form 8-K dated June 9, 2009) and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 (when filed).

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

Nine months ended September 30	2009	2008
(in thousands)
Cash flows from operating activities
Net income	$70,774	$77,801
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant and equipment	113,916	113,423
Other amortization	4,037	3,927
Provision for loan losses	27,000	4,034
Loans receivable originated and purchased, held for sale	(368,880)	(159,327)
Proceeds from sale of loans receivable, held for sale	400,213	157,293
Net loss (gain) on sale of investment and mortgage-related securities	(44)	17,388
Other-than-temporary impairment of available-for-sale mortgage-related securities	15,444	—
Changes in deferred income taxes	2,958	12,186
Changes in excess tax benefits from share-based payment arrangements	324	(572)
Allowance for equity funds used during construction	(10,353)	(6,432)
Changes in assets and liabilities
Decrease (increase) in accounts receivable and unbilled revenues, net	48,480	(76,034)
Decrease (increase) in fuel oil stock	9,826	(79,693)
Increase (decrease) in accounts payable	(641)	54,460
Changes in prepaid and accrued income taxes and utility revenue taxes	(50,514)	(29,640)
Changes in other assets and liabilities	(35,561)	(13,278)

Net cash provided by operating activities	226,979	75,536

Cash flows from investing activities
Available-for-sale investment and mortgage-related securities purchased	(247,425)	(411,658)
Principal repayments on available-for-sale investment and mortgage-related securities	304,728	489,740
Proceeds from sale of available-for-sale investment and mortgage-related securities	44	1,291,609
Net decrease (increase) in loans held for investment	396,706	(55,828)
Capital expenditures	(239,441)	(172,948)
Contributions in aid of construction	7,472	12,266
Other	426	724

Net cash provided by investing activities	222,510	1,153,905

Cash flows from financing activities
Net decrease in deposit liabilities	(132,234)	(164,612)
Net increase in short-term borrowings with original maturities of three months or less	—	138,786
Net decrease in retail repurchase agreements	(18,573)	(23,290)
Proceeds from other bank borrowings	310,000	1,719,085
Repayments of other bank borrowings	(604,517)	(2,820,119)
Proceeds from issuance of long-term debt	153,186	18,707
Repayment of long-term debt	—	(50,000)
Changes in excess tax benefits from share-based payment arrangements	(324)	572
Net proceeds from issuance of common stock	11,004	21,067
Common stock dividends	(73,931)	(62,493)
Preferred stock dividends of noncontrolling interest	(1,417)	(1,417)
Decrease in cash overdraft	(9,847)	(8,582)
Other	(7,232)	(5,252)

Net cash used in financing activities	(373,885)	(1,237,548)

Net increase (decrease) in cash and equivalents and federal funds sold	75,604	(8,107)
Cash and equivalents and federal funds sold, beginning of period	183,435	209,855

Cash and equivalents and federal funds sold, end of period	$259,039	$201,748

This information should be read in conjunction with the consolidated financial statements and the notes thereto for the year ended December 31, 2008 (included in HEI’s Form 8-K dated June 9, 2009) and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 (when filed).

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(dollars in thousands, except per barrel amounts)	2009	2008	2009	2008
Operating revenues	$546,502	$826,124	$1,453,623	$2,135,265

Operating expenses
Fuel oil	186,719	377,157	463,893	900,455
Purchased power	134,447	202,125	364,120	530,146
Other operation	61,173	61,599	186,751	176,600
Maintenance	25,968	25,174	81,562	72,777
Depreciation	35,557	35,419	108,406	106,254
Taxes, other than income taxes	50,031	74,201	137,741	194,058
Income taxes	15,957	15,035	33,228	47,507

	509,852	790,710	1,375,701	2,027,797

Operating income	36,650	35,414	77,922	107,468

Other income
Allowance for equity funds used during construction	2,628	2,426	10,353	6,432
Other, net	1,657	1,486	6,493	3,693

	4,285	3,912	16,846	10,125

Interest and other charges
Interest on long-term debt	13,601	11,879	37,458	35,413
Amortization of net bond premium and expense	735	632	2,092	1,902
Other interest charges	705	1,352	2,048	3,397
Allowance for borrowed funds used during construction	(1,118)	(967)	(4,467)	(2,564)

	13,923	12,896	37,131	38,148

Net income	27,012	26,430	57,637	79,445
Less net income attributable to noncontrolling interest— preferred stock of subsidiaries	228	228	686	686

Net income attributable to HECO	26,784	26,202	56,951	78,759
Preferred stock dividends of HECO	270	270	810	810

Net income for common stock	$26,514	$25,932	$56,141	$77,949

OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)	2,572	2,593	7,203	7,478
Wet-bulb temperature (Oahu average; degrees Fahrenheit)	71.5	70.7	68.5	68.6
Cooling degree days (Oahu)	1,588	1,530	3,591	3,779
Average fuel oil cost per barrel	$66.40	$133.99	$59.21	$111.37

	Twelve months ended September 30, 2009
	Allowed %[1]	Actual %
Return on average common equity
(rate-making, simple average method)
HECO	10.50	6.52
HELCO	10.70	6.17
MECO	10.70	4.74

[1]	Based on interim decisions which are subject to final PUC decisions. Allowed ROACEs for HECO, HELCO and MECO based on their last final rate case decisions were 10.70, 11.50 and 10.94, respectively.

This information should be read in conjunction with the consolidated financial statements and the notes thereto for the year ended December 31, 2008 (included in HECO Exhibit 99.2 to HECO’s Form 8-K dated June 9, 2009) and the consolidated financial statements and the notes thereto in HECO’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except par value)	September 30, 2009	December 31, 2008
Assets
Utility plant, at cost
Land	$51,401	$42,541
Plant and equipment	4,612,113	4,277,499
Less accumulated depreciation	(1,822,860)	(1,741,453)
Construction in progress	155,465	266,628

Net utility plant	2,996,119	2,845,215

Current assets
Cash and equivalents	6,486	6,901
Customer accounts receivable, net	133,709	166,422
Accrued unbilled revenues, net	92,361	106,544
Other accounts receivable, net	8,208	7,918
Fuel oil stock, at average cost	67,889	77,715
Materials and supplies, at average cost	36,357	34,532
Prepayments and other	13,879	12,626

Total current assets	358,889	412,658

Other long-term assets
Regulatory assets	535,287	530,619
Unamortized debt expense	15,184	14,503
Other	69,400	53,114

Total other long-term assets	619,871	598,236

	$3,974,879	$3,856,109

Capitalization and liabilities
Capitalization
Common stock, $6 2/3 par value, authorized 50,000 shares; outstanding 12,806 shares	$85,387	$85,387
Premium on capital stock	299,207	299,214
Retained earnings	825,975	802,590
Accumulated other comprehensive income, net of income taxes	1,824	1,651

Common stock equity	1,212,393	1,188,842
Cumulative preferred stock – not subject to mandatory redemption	22,293	22,293
Noncontrolling interest – cumulative preferred stock of subsidiaries – not subject to mandatory redemption	12,000	12,000

Stockholders’ equity	1,246,686	1,223,135
Long-term debt, net	1,057,784	904,501

Total capitalization	2,304,470	2,127,636

Current liabilities
Short-term borrowings–affiliate	10,700	41,550
Accounts payable	118,042	122,994
Interest and preferred dividends payable	21,096	15,397
Taxes accrued	155,211	220,046
Other	48,389	55,268

Total current liabilities	353,438	455,255

Deferred credits and other liabilities
Deferred income taxes	178,336	166,310
Regulatory liabilities	282,239	288,602
Unamortized tax credits	57,885	58,796
Retirement benefits liability	399,539	392,845
Other	83,517	54,949

Total deferred credits and other liabilities	1,001,516	961,502

Contributions in aid of construction	315,455	311,716

	$3,974,879	$3,856,109

This information should be read in conjunction with the consolidated financial statements and the notes thereto for the year ended December 31, 2008 (included in HECO Exhibit 99.2 to HECO’s Form 8-K dated June 9, 2009) and the consolidated financial statements and the notes thereto in HECO’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 (when filed).

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

Nine months ended September 30	2009	2008
(in thousands)
Cash flows from operating activities
Net income	$57,637	$79,445
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant and equipment	108,406	106,254
Other amortization	7,702	6,426
Changes in deferred income taxes	12,532	6,588
Changes in tax credits, net	(501)	1,503
Allowance for equity funds used during construction	(10,353)	(6,432)
Changes in assets and liabilities
Decrease (increase) in accounts receivable	32,423	(59,551)
Decrease (increase) in accrued unbilled revenues	14,183	(23,394)
Decrease (increase) in fuel oil stock	9,826	(79,693)
Increase in materials and supplies	(1,825)	(3,435)
Increase in regulatory assets	(13,829)	(28)
Increase (decrease) in accounts payable	(4,952)	46,324
Changes in prepaid and accrued income and utility revenue taxes	(62,388)	(7,969)
Changes in other assets and liabilities	3,360	(5,386)

Net cash provided by operating activities	152,221	60,652

Cash flows from investing activities
Capital expenditures	(237,664)	(170,321)
Contributions in aid of construction	7,472	12,266
Other	340	749

Net cash used in investing activities	(229,852)	(157,306)

Cash flows from financing activities
Common stock dividends	(32,756)	(14,088)
Preferred stock dividends	(1,496)	(1,496)
Proceeds from issuance of long-term debt	153,186	18,707
Net increase (decrease) in short-term borrowings from nonaffiliates and affiliate with original maturities of three months or less	(30,850)	112,204
Decrease in cash overdraft	(9,847)	(8,582)
Other	(1,021)	—

Net cash provided by financing activities	77,216	106,745

Net increase (decrease) in cash and equivalents	(415)	10,091
Cash and equivalents, beginning of period	6,901	4,678

Cash and equivalents, end of period	$6,486	$14,769

This information should be read in conjunction with the consolidated financial statements and the notes thereto for the year ended December 31, 2008 (included in HECO Exhibit 99.2 to HECO’s Form 8-K dated June 9, 2009) and the consolidated financial statements and the notes thereto in HECO’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 (when filed).

American Savings Bank, F.S.B. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended			Nine months ended September 30,
	September 30, 2009	June 30, 2009	September 30, 2008
(dollars in thousands)				2009	2008
Interest and dividend income
Interest and fees on loans	$53,080	$55,363	$61,100	$166,535	$186,312
Interest and dividends on investment and mortgage-related securities	6,943	7,143	9,898	21,762	57,078

	60,023	62,506	70,998	188,297	243,390

Interest expense
Interest on deposit liabilities	7,286	9,902	14,070	28,753	47,909
Interest on other borrowings	2,205	2,241	4,616	7,710	40,030

	9,491	12,143	18,686	36,463	87,939

Net interest income	50,532	50,363	52,312	151,834	155,451
Provision for loan losses	5,200	13,500	1,979	27,000	4,034

Net interest income after provision for loan losses	45,332	36,863	50,333	124,834	151,417

Noninterest income
Fee income on deposit liabilities	8,211	7,462	7,328	22,384	20,889
Fees from other financial services	6,385	6,443	6,318	18,747	18,554
Fee income on other financial products	1,613	1,628	1,771	4,285	5,214
Net losses on available-for-sale securities *	(9,863)	(5,537)	—	(15,400)	(17,388)

(includes impairment losses of $9,863 and $15,444, consisting of $13,645 and $32,167 of total other-than-temporary impairment losses, net of $3,782 and $16,723 of non-credit losses, recognized in other comprehensive income, for the quarter and nine months ended September 30, 2009, respectively)

Other income	5,578	2,997	1,260	11,165	8,810

	11,924	12,993	16,677	41,181	36,079

Noninterest expense
Compensation and employee benefits	17,721	17,991	19,172	55,072	56,451
Occupancy	4,905	5,922	5,489	15,956	16,276
Data processing	3,684	3,481	2,794	10,352	8,019
Services	2,437	3,801	3,688	9,656	13,531
Equipment	1,782	2,540	3,175	7,112	9,510
Loss on early extinguishment of debt *	—	60	—	101	39,843
Other expense	9,062	10,579	8,085	27,527	26,932

	39,591	44,374	42,403	125,776	170,562

Income before income taxes	17,665	5,482	24,607	40,239	16,934
Income taxes *	6,342	1,461	9,202	14,013	5,046

Net income	$11,323	$4,021	$15,405	$26,226	$11,888

OTHER BANK INFORMATION (%)
Return on average assets	0.89	0.31	1.11	0.68	0.25
Return on average equity	9.40	3.41	11.09	7.35	2.73
Net interest margin	4.23	4.16	4.08	4.17	3.49
Net charge-offs to average loans outstanding (annualized)	0.19	1.31	0.07	0.56	0.08
Efficiency ratio	63	70	61	65	89

As of period end
Nonperforming assets to loans outstanding and real estate owned **	1.61	1.55	0.25
Allowance for loan losses to loans outstanding	1.21	1.09	0.75
Tier-1 leverage ratio	9.1	8.7	8.4

*	Net income included a $35.6 million after-tax charge related to ASB’s balance sheet restructuring in June 2008. The $35.6 million is comprised of: (1) realized losses on the sale of mortgage-related securities and agency notes of $19.3 million included in “Noninterest income-Net losses on available-for-sale securities,” (2) fees associated with the early retirement of other bank borrowings of $39.8 million included in “Noninterest expense-Loss on early extinguishment of debt” and (3) income tax benefits of $23.5 million included in “Income taxes.”
**	Regulatory basis

This information should be read in conjunction with the consolidated financial statements and the notes thereto for the year ended December 31, 2008 (included in HEI Exhibit 13 to HEI’s Form 8-K dated June 9, 2009) and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 (when filed). Results of operations for interim periods are not necessarily indicative of future interim periods or the results to be expected for full year.

American Savings Bank, F.S.B. and Subsidiaries

CONSOLIDATED BALANCE SHEETS DATA

(Unaudited)

(in thousands)	September 30, 2009	December 31, 2008
Assets
Cash and equivalents	$222,286	$168,766
Federal funds sold	1,708	532
Available-for-sale investment and mortgage-related securities	623,104	657,717
Investment in stock of Federal Home Loan Bank of Seattle	97,764	97,764
Loans receivable, net	3,758,898	4,206,492
Other	211,773	223,659
Goodwill, net	82,190	82,190

	$4,997,723	$5,437,120

Liabilities and stockholder’s equity
Deposit liabilities–noninterest-bearing	$751,893	$701,090
Deposit liabilities–interest-bearing	3,296,047	3,479,085
Other borrowings	367,884	680,973
Other	91,643	98,598

	4,507,467	4,959,746

Common stock	329,292	328,162
Retained earnings	188,437	197,235
Accumulated other comprehensive loss, net of tax benefits	(27,473)	(48,023)

	490,256	477,374

	$4,997,723	$5,437,120

This information should be read in conjunction with the consolidated financial statements and the notes thereto for the year ended December 31, 2008 (included in HEI Exhibit 13 to HEI’s Form 8-K dated June 9, 2009) and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 (when filed).

American Savings Bank, F.S.B. and Subsidiaries

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Unaudited)

(in thousands)	3Q08	4Q08	1Q09	2Q09	3Q09
Noninterest income
Per income statement—GAAP	$16,677	$10,056	$16,264	$12,993	$11,924
Other-than-temporary impairment of mortgage-related securities	—	7,764	—	5,581	9,863
Gain on sale of a commercial loan	—	—	—	—	(2,951)

Adjusted noninterest income	$16,677	$17,820	$16,264	$18,574	$18,836

Noninterest expense
Per income statement—GAAP	$42,403	$45,442	$41,811	$44,374	$39,591
Real estate transactions	—	—	—	(1,180)	(1,076)
Professional services	—	—	(616)	(1,238)	(600)
FISERV conversion costs	—	—	—	(159)	(572)
Severance	(222)	(1,560)	(673)	(393)	(301)
FDIC special assessment	—	—	—	(2,338)	—
Technology write-offs	—	—	—	(145)	—
Prepayment penalty on early extinguishment of debt	—	—	(41)	(60)	—
Bishop Insurance Agency sale	—	(890)	—	—	—

Adjusted noninterest expense	$42,181	$42,992	$40,481	$38,861	$37,042

Other bank information
Noninterest expense (annualized)
Reported	$169,612	$181,768	$167,244	$177,496	$158,364
Adjusted	$168,724	$171,968	$161,924	$155,444	$148,168
Efficiency ratio
Reported	61%	74%	62%	70%	63%
Adjusted	61%	62%	60%	56%	53%
Pretax, preprovision income (annualized)
Reported	$106,344	$64,628	$101,568	$75,928	$91,460
Adjusted	107,232	105,484	106,888	120,304	129,304
Return on average assets
Reported	1.11%	0.44%	0.82%	0.31%	0.89%
Adjusted	1.12%	0.92%	0.88%	0.83%	1.34%